UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2011

Curis, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-30347	04-3505116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Maguire Road, Lexington, MA		02421
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 503-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 21, 2011, Curis, Inc. (the “Company”) issued a press release announcing a positive outcome from a pivotal Phase II clinical trial conducted by Roche and Genentech, the Company’s collaborator and a wholly owned member of the Roche Group, of GDC-0449, a first-in-class hedgehog pathway inhibitor, in patients with advanced basal cell carcinoma (“BCC”). Genentech informed the Company that the study met its primary endpoint of achieving a target overall response rate, showing that GDC-0449 shrank advanced BCC tumors in a pre-defined percentage of people in the study.

The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.

Date: March 21, 2011	By:	/s/ MICHAEL P. GRAY
Michael P. Gray Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release entitled “Curis Announces Positive Results in Genentech Pivotal Phase II Clinical Trial of GDC-0449 in Advanced Basal Cell Carcinoma” issued by the Company on March 21, 2011